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                                                                   EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected
Financial Data" and "Experts" and to the use of our report dated January 15, 1998, except for Notes 4 and 5, as to which the dates are April 6, 1998 and May 29, 1998, respectively, in the Registration Statement (Post-Effective Amendment No. 1 to Form S-1) and related Prospectus of Collateral Therapeutics, Inc. for the registration of 3,829,500 shares of its common stock.

                                          Ernst & Young LLP

San Diego, California
June 24, 1998